Exhibit 99.1

NEWS RELEASE

PureCycle Technologies, Inc. Provides First Quarter 2021 Corporate Update

- Began trading on NASDAQ under the ticker “PCT” on March 18, 2021

- Total cash balance of $570 million ($318 million of which is restricted) at quarter-end March 31, 2021

- Construction of first manufacturing plant in Ironton, OH (“Plant 1”) began in October 2020 and continues to progress as planned; continue to expect the facility to be commercially operational by the end of 2022 with an annual installed production capacity of 107 million pounds

- Expect approximately 1 billion pounds of installed capacity by the end of 2024; near term planning for the next series of manufacturing facilities is underway and is expected to be sited in the United States (“cluster” site model) followed by Europe

ORLANDO, Fla., May 17, 2021 – PureCycle Technologies, Inc. ("PureCycle” or “the Company") (NASDAQ: PCT), a company focused on polypropylene recycling, today announced a corporate update and financial results for the first quarter ending March 31, 2021.

Management Commentary

“Polypropylene is one of the largest contributors to the global plastics waste crisis, and PureCycle is unlocking a large and under-penetrated market with our patented purification recycling technology, licensed from The Procter & Gamble Company (P&G), for converting waste polypropylene into virgin-like resin. The market demand for polypropylene is enormous at over 160 billion pounds annually and expanding rapidly with global demand expected to exceed 200 billion pounds by 2025. This demand, coupled with increasing international focus from regulators and consumers on sustainable plastic solutions, creates significant global opportunities for PureCycle. We have continued to achieve our strategic goals and milestones over the course of the first quarter, further developed our financial profile with additional liquidity, enhanced our manufacturing capabilities, and strengthened our world-class team to position the Company for the future,” said Mike Otworth, PureCycle’s Chairman and Chief Executive Officer.

The Company is pleased with the progress during the first quarter, highlighted by PureCycle becoming a public company, remaining on-track with the construction schedule for the Company’s first manufacturing plant in Ironton, Ohio (“Plant 1”), and starting line engineering on the second commercial facility. PureCycle maintains a strong balance sheet with $570 million in cash and cash equivalents following the closings of multiple transactions with investors who have conducted significant due diligence on various aspects of the Company’s business. PureCycle has the capital needed to complete construction of Plant 1 and commence funding of subsequent commercial facilities.

PureCycle remains confident in the efficacy and scalability of its technology as well as its manufacturing capabilities. The Company’s technology has had over 350 lab scale tests over the last seven years and almost two years of successful operation of the Feedstock Evaluation Unit (FEU). This technology has been evaluated extensively by an independent engineering firm as well as PureCycle’s strategic partners. Furthermore, the technology was invented by P&G and is protected through an extensive patent portfolio.

The FEU has been operational since July 2019 to test and optimize the efficiency, commercial design, scale up, and throughput of the purification process. The FEU has also been instrumental in validating suitable feedstocks that enabled full contracting for Plant 1. Additionally, the FEU continues to provide product samples to current and future customers for their extensive application testing requirements.

The PureCycle team is committed to the goal of transforming waste polypropylene into sustainable, high-quality products. The Company has every confidence in the recently assembled world-class team, the strength of the technology, and patent estate. PureCycle’s capabilities afford the opportunity to transform an immense global problem into a sustainable solution that will drive shareholder value well into the future.

Liquidity and Capital Allocation

Cash and cash equivalents totaled $570.1 million, including $317.5 million in restricted cash, at quarter end March 31, 2021. In conjunction with closing the business combination, the Company received $326 million of gross proceeds related to the transaction closing and the release of the PIPE investment funds ($250.0 million aggregate purchase price based on 25 million issued shares of common stock at $10.00 per share). The gross proceeds were offset by $28.0 million of capitalized issuance costs.

PureCycle had debt of $310.0 million as of March 31, 2021. This included $250.0 million revenue bond issuance on October 7, 2020, by the Southern Ohio Port Authority and $60.0 million of convertible notes issued at 5.875% due October 15, 2022. PureCycle estimates approximately $266.0 million in remaining cost to complete Plant 1, in line with original estimates.

Conference Call

The Company will hold a conference call today at 11:00 a.m. ET to provide an update on recent corporate developments, including activity from the first quarter, recent corporate actions and updated future strategic plans.

Date: Monday, May 17, 2021
Time: 11:00 a.m. ET
Toll-free dial-in number: 1-855-940-5314
International dial-in number: 1-929-517-0418

Conference ID: 6150677

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 1-949-574-3860.

The conference call will have a live Q&A session and be available for replay here and on the Company's website at www.purecycletech.com.

A replay of the conference call will be available after 2:00 p.m. Eastern time on the same day through May 24, 2021, via the information below:

Toll-free replay number: 1-855-859-2056
International replay number: 1-404-537-3406
Replay ID: 6150677

Timeline for Form 10-Q Submission

As a result of recent public comments from the SEC regarding the treatment of certain warrants similar to some of those issued in the initial public offering of Roth CH Acquisition I Co. prior to the Company’s business combination, the Company has made the decision to treat such warrants as a liability under its balance sheet, rather than equity. While the Company does not believe this change will have a material impact on the balance sheet or the remainder of the financial statements, the completion of the required documentation and reviews may prevent the Company from filing its quarterly report on Form 10-Q today. Consequently, the Company may utilize the relief offered by the SEC under Rule 12b-25 under the Securities Exchange Act of 1934 and may file its quarterly report on Form 10-Q within five days following the normal reporting deadline.

Forward-Looking Statements

This press release contains forward-looking statements, including statements about the anticipated benefits of the business combination, and the financial condition, results of operations, earnings outlook and prospects of PCT. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements are based on the current expectations of the management of PCT and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in “Risk Factors,” those discussed and identified in public filings made with the Securities and Exchange Commission (the “SEC”) by PCT and the following:

•	PCT’s ability to meet, and to continue to meet, applicable regulatory requirements for the use of PCT’s UPRP in food grade applications (both in the United States and abroad);
•	PCT’s ability to comply on an ongoing basis with the numerous regulatory requirements applicable to the UPRP and PCT’s facilities (both in the United States and abroad);
•	expectations and changes regarding PCT’s strategies and future financial performance, including its future business plans, expansion plans or objectives, prospective performance and opportunities and competitors, revenues, products and services, pricing, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures, and PCT’s ability to invest in growth initiatives;
•	PCT’s ability to scale and build Plant 1 in a timely and cost-effective manner;
•	PCT's ability to maintain exclusivity under the P&G license (as described below);
•	the implementation, market acceptance and success of PCT’s business model and growth strategy;
•	the success or profitability of PCT’s offtake arrangements;
•	the ability to source feedstock with a high polypropylene content;
•	PCT’s future capital requirements and sources and uses of cash;
•	PCT’s ability to obtain funding for its operations and future growth;
•	developments and projections relating to PCT’s competitors and industry;
•	the outcome of any legal proceedings to which PCT is, or may become a party, including recently filed securities class action cases;
•	the ability to recognize the anticipated benefits of the business combination;
•	unexpected costs related to the business combination;
•	geopolitical risk and changes in applicable laws or regulations;
•	the possibility that PCT may be adversely affected by other economic, business, and/or competitive factors;
•	operational risk; and

•	risk that the COVID-19 pandemic, and local, state, and federal responses to addressing the pandemic may have an adverse effect PCT’s business operations, as well as PCT’s financial condition and results of operations.

Should one or more of these risks or uncertainties materialize or should any of the assumptions made by the management of PCT prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

All subsequent written and oral forward-looking statements or other matters attributable to PCT or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this press release. Except to the extent required by applicable law or regulation, PCT undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

About PureCycle Technologies

PureCycle Technologies LLC, a subsidiary of PureCycle Technologies, Inc., holds a global license to commercialize the only patented solvent-based purification recycling technology, developed by P&G for restoring waste polypropylene (PP) into virgin-like resin. The proprietary process removes color, odor and other contaminants from recycled feedstock resulting in virgin-like polypropylene suitable for any PP market. To learn more, visit purecycletech.com

Company Contact:

Amy Jo Clark

aclark@purecycletech.com

(317) 504-0133

Investor Relations Contacts:

Cody Slach, Georg Venturatos

Gateway Investor Relations

PCT@GatewayIR.com

(949) 574-3860